                                 GENESCO INC.                         EXHIBIT 11
                                 AND CONSOLIDATED SUBSIDIARIES
                                 Earnings Per Common and
                                 Common Share Equivalent
                                 Years Ended January 31


                                                                              1994                   1993                  1992
                                                                ------------------     ------------------      -----------------
IN THOUSANDS                                                    EARNINGS    SHARES     EARNINGS    SHARES      EARNINGS   SHARES
- --------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
 Earnings (loss) before extraordinary loss
   and cumulative effect of change
   in accounting principle                                      $(51,779)               $ 9,693                $ 461
 Preferred dividend requirements                                     307                    312                  296
- --------------------------------------------------------------------------------------------------------------------------------
 Earnings (loss) before extraordinary loss
   and cumulative effect of change
   in accounting principle applicable:
   to common stock and average common
   shares outstanding                                           $(52,086)   24,159      $ 9,381    22,946      $ 165     22,768
 Employees preferred and stock options deemed
   to be common stock equivalents                                              -0-                    283                   125
- --------------------------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
   cumulative effect of change
   in accounting principle                                      $(52,086)   24,159      $ 9,381    23,229      $ 165     22,893
PER SHARE                                                       $  (2.16)               $   .40                $ .01
================================================================================================================================
 Earnings (loss) before cumulative effect
   of change in accounting principle                            $(52,019)               $ 9,110                $ 461
 Preferred dividend requirements                                     307                    312                  296
- --------------------------------------------------------------------------------------------------------------------------------
 Earnings (loss) before cumulative effect
   of change in accounting principle applicable
   to common stock and average common shares
   outstanding                                                  $(52,326)   24,159      $ 8,798    22,946      $ 165     22,768
 Employees preferred and stock options deemed
   to be a common stock equivalent                                             -0-                    283                   125
- --------------------------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                                          $(52,326)   24,159      $ 8,798    23,229      $ 165     22,893
PER SHARE                                                       $  (2.17)               $   .38                $ .01
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
  Net earnings (loss)                                           $(54,292)               $ 9,110                $ 461
  Preferred dividend requirements                                    307                    312                  296
- --------------------------------------------------------------------------------------------------------------------------------
  Net earnings (loss) applicable to common stock
    and average common shares outstanding                       $(54,599)   24,159      $ 8,798    22,946      $ 165     22,768
  Employees preferred and stock options deemed
    to be a common stock equivalent                                            -0-                    283                   125
- --------------------------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                                       $(54,599)   24,159      $ 8,798    23,229      $ 165     22,893
PER SHARE                                                       $  (2.26)               $   .38                $ .01
================================================================================================================================

                                   GENESCO INC.                       EXHIBIT 11
                                   AND CONSOLIDATED SUBSIDIARIES       Continued
                                   Earnings Per Common and
                                   Common Share Equivalent
                                   Years Ended January 31


                                                                               1994                  1993                   1992
                                                                   ----------------    ------------------      -----------------
IN THOUSANDS                                                       EARNINGS  SHARES    EARNINGS    SHARES      EARNINGS   SHARES
- --------------------------------------------------------------------------------------------------------------------------------
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Earnings (loss) before extraordinary loss and
      cumulative effect of change
      in accounting principle applicable
      to common stock and average common
      shares outstanding                                          $(52,086)  24,159     $ 9,381    23,229         $ 165  22,893
  Senior securities the conversion of which
      would dilute earnings per share                                           -0-                   144                   118
- -------------------------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
      cumulative effect of change
      in accounting principle                                     $(52,086)  24,159     $ 9,381    23,373         $ 165  23,011
PER SHARE                                                         $  (2.16)             $   .40                   $ .01
===============================================================================================================================
      Earnings (loss) before cumulative effect of
        change in accounting principle applicable
        to common stock and average common shares
        outstanding                                               $(52,326)  24,159     $ 8,798    23,229         $ 165  22,893
      Senior securities the conversion of which
        would dilute earnings per share                                         -0-                   144                   118
- -------------------------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
      accounting principle                                        $(52,326)  24,159     $ 8,798    23,373         $ 165  23,011
PER SHARE                                                         $  (2.17)             $   .38                   $ .01
===============================================================================================================================
      Net earnings (loss) applicable to common stock
        and average common shares outstanding                     $(54,599)  24,159     $ 8,798    23,229         $ 165  22,893
      Senior securities the conversion of which
        would dilute earnings per share                                         -0-                   144                   118
- -------------------------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                                         $(54,599)  24,159     $ 8,798    23,373         $ 165  23,011
PER SHARE                                                         $  (2.26)             $   .38                   $ .01
===============================================================================================================================

All figures in thousands except amount per share.






                                       2